UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2022

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Following the announcement of the Merger (as defined in the joint proxy statement/prospectus) and as of the filing of this Current Report on Form 8-K (this “Form 8-K”), various demands were received by Metacrine, Inc. (“Metacrine”) and Equillium, Inc. (“Equillium”), and three lawsuits were filed by purported stockholders of Metacrine (captioned Johnson v. Metacrine, Inc., et al., No. 1:22-cv-01527 (D. Del. filed Nov. 22, 2022), Scott v. Metacrine, Inc. et al., No. 1:22-cv-09939 (S.D.N.Y. filed Nov. 22, 2022), and Keller v. Metacrine, Inc., et al., No. 1:22-cv-10547 (S.D.N.Y. filed Dec. 14, 2022)), challenging the disclosures in the joint proxy statement/prospectus and the Merger. The complaints and demands assert claims against Equillium, Metacrine, and each of their Board of Directors.

While Equillium and Metacrine believe that the disclosures set forth in the joint proxy statement/prospectus comply fully with all applicable law and deny the allegations in the pending actions described above, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to their respective stockholders, Equillium and Metacrine determined voluntarily to supplement certain disclosures in the joint proxy statement/prospectus related to the claims in the demands and complaints with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Equillium and Metacrine specifically deny all allegations in the demands and complaints described above that any additional disclosure was or is required or material.

This Form 8-K is being filed to update and supplement the joint proxy statement/prospectus (1) included in the Registration Statement on Form S-4 (File No. 333-268024), as amended from time to time, filed by Equillium with the Securities and Exchange Commission (the “SEC”) on October 27, 2022, and declared effective by the SEC on November 10, 2022, (2) filed by Equillium with the SEC as a prospectus on November 10, 2022, (3) filed by Metacrine with the SEC as a definitive proxy statement on Schedule 14A on November 10, 2022, and (4) mailed by Equillium and Metacrine to their respective stockholders commencing on November 10, 2022. The information contained in this Form 8-K is incorporated by reference into the joint proxy statement/prospectus. Terms used in this Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the joint proxy statement/prospectus.

The supplemental information contained in this Form 8-K should be read in conjunction with the joint proxy statement/prospectus, which we urge you to read in its entirety. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the extent that information in this Form 8-K differs from, or updates information contained in, the joint proxy statement/prospectus, the information in this Form 8-K shall supersede or supplement the information in the joint proxy statement/prospectus. The information contained in this supplement speaks only as of December 14, 2022, unless the information specifically indicates that another date applies. Except as otherwise described in this Form 8-K or the documents referred to, contained in or incorporated by reference in this Form 8-K, the joint proxy statement/prospectus, the annexes to the joint proxy statement/prospectus and the documents referred to, contained in or incorporated by reference in the joint proxy statement/prospectus are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Equillium special meeting or the Metacrine special meeting, as applicable, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Equillium stockholders or Metacrine stockholders may have previously received or delivered. No action is required by any Equillium stockholder or Metacrine stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures

All page references in the information below are references to pages in the joint proxy statement/prospectus, and the terms used below have the meanings set forth in the joint proxy statement/prospectus. For clarity, new text within restated paragraphs from the joint proxy statement/prospectus is highlighted with bold, underlined text, and deleted text within restated paragraphs from the joint proxy statement/prospectus is highlighted with ~~strikethrough text~~.

Under the caption “Background of the Merger,” the fourth full paragraph on page 79 is amended and restated by replacing it with the following:

On February 17, 2022, Metacrine received a non-binding proposal from Equillium proposing a merger of the two entities. Equillium’s proposal was an all-stock transaction that valued Metacrine at approximately $28 million and valued the post-closing combined company at approximately $144 million. Under Equillium’s proposal at closing in exchange for all of Metacrine’s outstanding common stock, Equillium would cause to be issued a number of shares of its common stock equal to the lesser of (i) 19.99% of its outstanding capital stock as determined in accordance with the Nasdaq Listing Rules, and (ii) $30 million divided by a per share price based on Equillium common stock’s trailing 10 day VWAP, which represented a premium of approximately 48% over the closing price of Metacrine’s stock on February 17, 2022, which was $0.462. Also included in the proposal were CVRs to be paid in cash to the Metacrine stockholders, totaling up to a potential of $272.5 million, upon achievement of milestones with respect to Metacrine’ clinical development candidate MET642. The proposal contemplated that the post-closing board would include two current Metacrine directors (Richard Heyman and Julia Owens) to the extent they would like to continue serving in this capacity, but it did not include any terms related to employment of Metacrine management and it stated that final board composition of the post-combination entity remains to be determined.

Under the caption “Background of the Merger,” the second full paragraph on page 80 is amended and restated by replacing it with the following:

On March 2, 2022, Mr. Steel sent Dr. Klassen an email with a revised offer that Mr. Steel indicated was Equillium’s best and final offer and would expire on March 4, 2022, at which point if the offer was not accepted, then Equillium would withdraw from Metacrine’s process. Equillium’s offer was an all-stock transaction that valued Metacrine at $37.5 million. At closing in exchange for all of Metacrine’s outstanding equity securities (on a fully diluted basis), Equillium would issue a number of shares of its common stock equal to $37.5 million divided by a per share price equal to the trailing 10-day VWAP of Metacrine’s share price, calculated 10 trading days prior to closing. Also included in the proposal were CVRs to be paid in cash to the Metacrine stockholders, totaling up to a potential of $22.5 million, upon achievement of milestones with Metacrine’s clinical development candidate MET642. The proposal did not include any terms related to employment of Metacrine management and it stated that final board composition of the post-combination entity remains to be determined.

Under the caption “Background of the Merger,” the fourth full paragraph on page 83 is amended and restated by replacing it with the following:

On May 16, 2022, Equillium sent Metacrine a letter of intent including a revised merger proposal to merge with Metacrine and a 30-day exclusivity agreement. Under the revised proposal for an all-stock transaction, Equillium would issue a number of shares of its common stock equal to $37.5 million divided by a per share price based on Equillium common stock’s trailing 10-day VWAP calculated 10 trading days prior to the closing of the merger to the Metacrine stockholders. Equillium’s proposal also included CVRs to Metacrine stockholders in the event Metacrine’s FXR program is successfully licensed or a partnership deal is reached with a third party. Equillium’s proposal did not include any terms related to employment of Metacrine management and it stated that final board composition of the post-combination entity remains to be determined.

The third and fourth paragraphs and three tables under the caption “PIPE Study” on page 100 are amended and restated by replacing it with the following:

Using S&P Capital IQ data, VPA screened for biotechnology PIPE transactions looking back five years and found 136 transactions between $0.5 million and $100.0 million in size, including 14 in 2022 and 27 in 2021. VPA also found 123 transactions sized $0.5 million to $50.0 million, including 12 in 2022 and 24 in 2021.

VPA observed the fees and discounts associated with the transactions and the premiums implied by the changes in stock prices prior to the announcement date (over a variety of time periods) and noted that the 25.0 percent premium typically fell within the range of the first and third quartile indications, was near the median of the aggregate statistics and was in line with the 5-day 2022 median and compared favorably to the 2022 10- and 15-day median indications. data. Certain transactions were identified as outliers based on their implied premia; VPA excluded these outlier transactions for the purposes of determining the fees and discounts associated with the transactions, the implied premia and the summary statistics set forth below. Key data is summarized below.

PIPE Transaction Discounts - Transactions up to $100 million

All Transactions	Total Transaction Value[1]	1 Day Prior Implied Premium + Fees	5 Day Prior Implied Premium + Fees	10 Day Prior Implied Premium + Fees	15 Day Prior Implied Premium + Fees
Minimum:	$0.5	1.67%	-21.77%	-31.17%	-27.70%
Lower (First) Quartile:	$2.7	11.99%	6.09%	2.29%	3.57%
Median:	$10.0	21.29%	23.05%	23.56%	20.74%
Average:	$17.8	26.22%	22.08%	22.74%	19.91%
Upper (Third) Quartile:	$25.0	35.16%	36.38%	38.78%	32.95%
Maximum:	$85.0	76.52%	81.28%	105.46%	79.92%

[1]

The Total Transaction Value summary statistics include certain transactions (including two transactions valued over $50 million) that were excluded in calculating the implied premia given the fees and discounts associated with the transactions were not subject to disclosure.

2022 Transactions	Total Transaction Value[1]	1 Day Prior Implied Premium + Fees	5 Day Prior Implied Premium + Fees	10 Day Prior Implied Premium + Fees	15 Day Prior Implied Premium + Fees
Minimum:	$3.5	8.07%	-7.86%	-13.36%	4.12%
Lower (First) Quartile:	$12.1	10.50%	1.67%	11.34%	16.18%
Median:	$15.4	15.58%	24.37%	43.10%	49.09%
Average:	$27.5	20.51%	24.57%	41.75%	44.02%
Upper (Third) Quartile:	$33.7	22.29%	47.38%	64.37%	69.82%
Maximum:	$85.0	50.52%	57.37%	105.46%	79.92%

[1]

The Total Transaction Value summary statistics include certain transactions (including two transactions valued over $50 million) that were excluded in calculating the implied premia given the fees and discounts associated with the transactions were not subject to disclosure.

2021 Transactions	Total Transaction Value	1 Day Prior Implied Premium + Fees	5 Day Prior Implied Premium + Fees	10 Day Prior Implied Premium + Fees	15 Day Prior Implied Premium + Fees
Minimum:	$1.0	3.14%	-21.77%	-20.20%	-27.70%
Lower (First) Quartile:	$7.5	20.38%	-6.16%	-8.46%	-14.98%
Median:	$15.0	32.26%	8.23%	6.94%	0.73%
Average:	$19.9	35.43%	18.77%	13.22%	9.20%
Upper (Third) Quartile:	$25.1	57.00%	43.48%	26.38%	27.98%
Maximum:	$75.0	76.52%	81.28%	74.04%	65.35%

The third table on page 101 under the caption “PIPE Study” is amended and restated by replacing it with the following:

2021 Transactions	Total Transaction Value		1 Day Prior Implied Premium + Fees		5 Day Prior Implied Premium + Fees		10 Day Prior Implied Premium + Fees		15 Day Prior Implied Premium + Fees
Minimum:		$1.0	3.14%		-21.77%		-20.20%		-27.70%
Lower (First) Quartile:		$7.5	16.12 ~~20.38~~	% %	-11.24 ~~-6.16~~	% %	-9.37 ~~-8.46~~	% %	-13.27 ~~-14.98~~	% %
Median:	$ ~~$~~	14.5 ~~15.0~~	32.26%		4.69 ~~8.23~~	% %	6.63 ~~6.94~~	% %	0.73%
Average:	$ ~~$~~	14.9 ~~19.9~~	33.07 ~~35.43~~	% %	13.33 ~~18.77~~	% %	8.23 ~~13.22~~	% %	6.02 ~~9.20~~	% %
Upper (Third) Quartile:	$ ~~$~~	21.6 ~~25.1~~	51.15 ~~57.00~~	% %	42.85 ~~43.48~~	% %	24.24 ~~26.38~~	% %	22.93 ~~27.98~~	% %
Maximum:	$ ~~$~~	34.6 ~~75.0~~	70.23 ~~76.52~~	% %	54.69 ~~81.82~~	% %	52.00 ~~74.04~~	% %	50.38 ~~65.35~~	% %

The first paragraph under the caption “Liquidation Analysis” on page 106 is amended and restated by replacing it with the following:

At the direction of Metacrine, MTS assumed that the only material assets of Metacrine were its cash, that no other assets of Metacrine have any material value, and that Metacrine does not currently, and does not intend in the future to, conduct any activity that may result in the generation of revenue. Metacrine instructed MTS to assign meaningful value only to Metacrine’s Net Cash. For purposes of this analysis, “Net Cash” was defined as net cash (net operating cash) as of June 30, 2022, MINUS severance, retention, ongoing payroll, costs associated with certain studies, insurance, accounting fees, licensing fees, legal/IP costs, board of director fees, certain other costs, debt payoff, transaction costs, and D&O tail costs, PLUS return of certain deposits and the expected upfront payment from the HSD program. In connection therewith, MTS was advised by Metacrine that Metacrine’s Net Cash alone is not sufficient to support Metacrine as a standalone entity going forward, and based on such direction from Metacrine and with the consent of the Metacrine Board, MTS analyzed the relevant intrinsic valuation of Metacrine solely using a liquidation analysis, which includes the monetization of the foregoing assets to estimate a sum-of-the-parts value in a potential liquidation. Correspondingly, MTS reviewed and relied upon Metacrine management’s assumptions on liquidation costs for purposes of a liquidation analysis to value Metacrine.

The first paragraph under the caption “Discounted Cash Flow Analysis—September Opinion Projections” on page 107 is amended and restated by replacing it with the following:

MTS discounted two sets of analyses using a present value as of (a) November 30, 2022 and (b) December 31, 2022, estimating the Unlevered Free Cash Flow (earnings before interest and taxes, or EBIT, less income tax expense, plus depreciation and amortization, less changes in working capital, less capital expenditures) that Equillium will generate during the period through December 31, 2038, calculated by MTS based on the September Opinion Projections, and taking into account the sensitivity metrics described above, and assuming no terminal value. These two sets of Unleveraged Free Cash Flow and underlying line items are set forth in the tables below. The estimates of the Unlevered Free Cash Flow were then discounted to present values using a range of discount rates based on Equillium’s estimated weighted average cost of capital. An implied per share value was calculated based on Equillium’s current capitalization, as provided by Equillium’s management.

Equillium Unlevered Free Cash Flow as of November 30, 2022

($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E
EBIT	($56)	($17)	($39)	($29)	($75)	($60)	$9	$85	$134	$174	$177	$181	$190	$193	$194	$195	$203
(-) Taxes	—	—	—	—	—	—	(0)	(3)	(5)	(7)	(14)	(38)	(39)	(40)	(40)	(41)	(42)
NOPAT	($56)	($17)	($39)	($29)	($75)	($60)	$9	$81	$129	$167	$163	$143	$150	$153	$154	$154	$161
(-) Change in Net Working Capital	(2)	(1)	2	(1)	2	(4)	(5)	(9)	(6)	(5)	(1)	(1)	(1)	(1)	(0)	(0)	(1)
Free Cash Flow	($59)	($18)	($37)	($31)	($73)	($63)	$4	$72	$123	$162	$163	$143	$149	$152	$153	$154	$160

Equillium Unlevered Free Cash Flow as of December 31, 2022

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E
EBIT	($8)	($37)	($24)	($75)	($58)	$9	$85	$134	$174	$177	$181	$190	$193	$194	$195	$203
(-) Taxes	—	—	—	—	—	(0)	(3)	(5)	(7)	(19)	(38)	(39)	(40)	(40)	(41)	(42)
NOPAT	($8)	($37)	($24)	($75)	($58)	$9	$81	$129	$167	$158	$143	$150	$153	$154	$154	$161
(-) Change in Net Working Capital	(1)	3	(2)	2	(4)	(5)	(9)	(6)	(5)	(1)	(1)	(1)	(1)	(0)	(0)	(1)
Free Cash Flow	($9)	($34)	($26)	($72)	($62)	$4	$72	$123	$162	$158	$143	$149	$152	$153	$154	$160

The first paragraph under the caption “Public Trading Comparable Companies Analysis” on pages 107 to 108 is amended and restated by replacing it with the following:

MTS reviewed and compared the projected operating performance of Equillium based on the September Opinion Projections, with publicly available information concerning other publicly traded companies and reviewed the current market price of Equillium common stock and certain publicly traded securities of such other companies. MTS selected the following late-stage autoimmune and/or inflammatory disease publicly traded companies (enterprise value in millions):

•	KalVista Pharmaceuticals, Inc. ($247)

•	MoonLake Immunotherapeutics ($216)

•	Allakos Inc. ($87)

•	VectivBio Holding AG ($59)

•	Immunic Inc. ($48)

•	Abivax Societe Anonyme ($122)

•	Akari Therapeutics Plc ($61)

•	X4 Pharmaceuticals, Inc. ($59)

•	Applied Molecular Transport Inc. (– $41)

The third paragraph under the caption “Public Trading Comparable Companies Analysis” on page 108 is amended and restated by replacing it with the following:

MTS calculated the relevant range of enterprise values based on a review of the stage of the comparable companies, amount of data, and size of indications (orphan disease indications) to be $59 million (VectivBio Holding AG) to $87 million (Allakos Inc.). MTS calculated the equity value for the selected companies, as of September 1, 2022, by applying the relevant ranges to derive equity valuations of Equillium, after adjusting for net debt (cash of $57.6 million and debt of $10.3 million), preferred stock ($0) and minority interest ($0), as appropriate. An implied value of each share of Equillium common stock was calculated based on Equillium’s capitalization, based on Equillium’s public filings~~as provided by Equillium’s management~~ as of September 1, 2022~~June 30, 2022~~. The table below shows the equity values calculated for the selected comparable companies range as of September 1, 2022, rounded to the nearest $5 million:

Publicly Traded Comparable Company	Equity Value ($ millions)
VectivBio Holding AG	$105
Allakos Inc.	$135

The first paragraph under the caption “Pro Forma Combination Analysis and Intrinsic Valuation of Merger Consideration (‘Has-Gets’ Analysis)” on page 109 is amended and restated by replacing it with the following:

For informational purposes only and not as a component of its fairness analysis, MTS also analyzed the projected performance of the pro forma combination, including projected synergies (as set forth in the table below) and an assumed pro forma capital structure, each as provided by Metacrine management as of September 1, 2022.

Projected Synergies

($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E
G&A Savings	$15	$12	$12	$6	$3	$3	$3	$3	$3	$3	$3	$3	$3	$3	$3	$3	$3

MTS compared the implied value of each share of Metacrine common stock in the pro forma combination, using the full ranges of sensitivities from the standalone discounted cash flow analysis of Equillium, to the implied liquidation value of each share of Metacrine common stock on a standalone basis. MTS compared these values at the high-end of the exchange ratio collar, implied exchange ratio as of September 1, 2022, and the low-end of the exchange ratio collar, assuming an equity value of $32.5 million. A summary of the comparable inputs for each sensitivity analysis is provided below:

Varying Sensitivity Inputs	Metacrine Liquidation Analysis Per Share Value	Implied Pro Forma Metacrine Per Share Value Range
Cumulative aGVHD POS (40% - 80%) and Combined Company WACC (13.5% - 17.5%)
High End of the Collar (0.151x Exchange Ratio)	$0.58	$0.52 - $0.89
Implied 0.243x Exchange Ratio, (as of 09/01/2022)	$0.58	$0.76 - $1.30
Low End of the Collar (0.251x Exchange Ratio)	$0.58	$0.78 - $1.33

The first paragraph under the caption “Liquidation Analysis (‘Has’ Analysis)” on page 113 is amended and restated by replacing it with the following:

At the direction of Metacrine, MTS assumed that the only material assets of Metacrine were its cash, that no other assets of Metacrine have any material value, and that Metacrine does not currently, and does not intend in the future to, conduct any activity that may result in the generation of revenue. Metacrine instructed MTS to assign meaningful value only to Metacrine’s Net Cash. For purposes of this analysis, “Net Cash” was defined as net cash (net operating cash) as of September 30, 2022, MINUS severance, retention, ongoing payroll, costs associated with certain studies, insurance, accounting fees, licensing fees, legal/IP costs, board of director fees, certain other costs, debt payoff, transaction costs, D&O tail costs, and legal, admin, and termination fees, PLUS return of certain deposits and the expected upfront payment from the HSD program. In connection therewith, MTS was advised by Metacrine that the Net Cash alone is not sufficient to support Metacrine as a standalone entity going forward and based on such direction from Metacrine and with the consent of the Metacrine Board, MTS analyzed the relevant intrinsic valuation of Metacrine solely using a liquidation analysis, which includes the monetization of the foregoing assets to estimate a sum-of-the-parts value in a potential liquidation. Correspondingly, MTS reviewed and relied upon the October Opinion Projections for purposes of a liquidation analysis to value Metacrine.

The first paragraph under the caption “Discounted Cash Flow Analysis—October Opinion Projections” on page 115 is amended and restated by replacing it with the following:

MTS discounted one set of analysis~~two sets of analyses~~ using a present value as of December 31, 2022, (i) estimates of the Unlevered Free Cash Flow (earnings before interest and taxes, or EBIT, less income tax expense, plus depreciation and amortization, less changes in working capital, less capital expenditures) that Equillium will generate during the period through December 31, 2038, calculated by MTS based on the October Opinion Projections, and taking into account the sensitivity metrics described above, and assuming no terminal value. The set of Unleveraged Free Cash Flow and underlying line items is set forth in the table below. The estimates of the Unlevered Free Cash Flow were then discounted to present values using a range of discount rates based on Equillium’s estimated weighted average cost of capital. An implied per share value was calculated based on Equillium’s current capitalization, as provided by Equillium’s management.

Equillium Unlevered Free Cash Flow as of December 31, 2022

($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E
EBIT	($80)	($54)	($89)	($107)	($113)	($63)	$62	$167	$264	$319	$441	$322	$508	$235	$547	$543	$534
(-) Taxes	—	—	—	—	—	—	(2)	(7)	(11)	(13)	(90)	(67)	(106)	(49)	(114)	(113)	(111)
NOPAT	($80)	($54)	($89)	($107)	($113)	($63)	$60	$161	$254	$306	$351	$255	$402	$186	$433	$430	$424
(-) Change in Net Working Capital	—	—	—	(2)	(1)	(7)	(11)	(14)	(14)	(11)	(6)	(4)	(5)	(4)	(2)	0	1
Free Cash Flow	($80)	($54)	($89)	($108)	($114)	($70)	$49	$147	$239	$295	$345	$251	$397	$182	$431	$430	$424

The first paragraph under the caption “Public Trading Comparable Companies Analysis” on page 115 is amended and restated by replacing it with the following:

MTS reviewed and compared the projected operating performance of Equillium based on the October Opinion Projections, with publicly available information concerning other publicly traded companies and reviewed the current market price of Equillium common stock and certain publicly traded securities of such other companies. MTS selected the following late-stage autoimmune and/or inflammatory disease publicly traded companies (enterprise value in millions):

•	KalVista Pharmaceuticals, Inc. (– $30)

•	MoonLake Immunotherapeutics ($222)

•	VectivBio Holding AG ($159)

•	Immunic Inc. ($232)

•	Abivax Societe Anonyme ($155)

•	Akari Therapeutics Plc ($58)

•	X4 Pharmaceuticals, Inc. ($114)

•	Applied Molecular Transport Inc. (– $44)

The third and fourth paragraphs under the caption “Public Trading Comparable Companies Analysis” on pages 115 to 116 are amended and restated by replacing them with the following:

MTS calculated the relevant range of enterprise values based on a review of the stage of the comparable companies, amount of data, and size of indications (orphan disease indications) to be from $79 million (Akari Therapeutics Plc) to $128 million (X4 Pharmaceuticals, Inc.). MTS calculated the equity value for the selected companies, as of October 18, 2022, by applying the relevant ranges to derive equity valuations of Equillium, after adjusting for net debt (cash of $57.6 million and debt of $10.3 million), preferred stock ($0) and minority interest ($0), as appropriate. MTS also calculated an implied value of each share of Equillium common stock based on Equillium’s capitalization, based on Equillium’s public filings~~as provided by Equillium’s management~~ as of October 18, 2022~~June 30, 2022~~. The table below shows the equity values calculated for the selected comparable companies range as of October 18, 2022, rounded to the nearest $5 million:

Publicly Traded Comparable Company	Equity Value ($ millions)
Akari Therapeutics Plc	$80
X4 Pharmaceuticals, Inc.	$130

MTS derived a high-low enterprise value range for the comparable companies, and calculated the implied price per share value range for Equillium by using all of the companies in the above-referenced data set and applying the treasury stock method to Equillium’s dilutive securities. The table below notes the implied price per share value range of Equillium, rounded to the nearest $0.05 per share as compared to the current per share value of Equillium common stock of $1.74 as of October 18, 2022:

Metric	Metric Range ($ millions)	Implied Equillium Price Per Share
Equity Value	$125 - $175	$3.70 - $5.05

After the joint proxy statement/prospectus was filed, MTS realized that it used the market capitalization of $80 million for Akari Therapeutics Plc and $130 million for X4 Pharmaceuticals, Inc., instead of the enterprise values of $60 million and $115 million (rounded to the nearest $5 million) for those companies, respectively, to derive the implied Equillium equity value range and implied Equillium price per share range. This correction would imply an Equillium equity value range of $105 million to $160 million (when rounded to the nearest $5 million) and implied Equillium price per share range of $3.10 to $4.65 (when rounded to the nearest $0.05). MTS determined that it would have reached the same conclusion regarding the fairness, from a financial point of view, of the Exchange Ratio to the holders of Metacrine common stock (other than Excluded Shares) as of the date of the October MTS Opinion.

The first paragraph under the caption “Pro Forma Combination Analysis and Intrinsic Value of Merger Consideration (‘Has-Gets” Analysis)’ on page 117 is amended and restated by replacing it with the following:

In order to analyze the value of the Merger Consideration, MTS first analyzed the projected performance of the pro forma combination, including projected synergies (projected to be $0) and an assumed pro forma capital structure, as detailed in the Merger Agreement. A summary of the total pro forma analysis on an equity value and per share value are provided below, rounded to the nearest $5 million and $0.05 per share:

Varying Sensitivity Inputs	Total Pro Forma Metacrine Per Share Value Range (in millions)	Implied Pro Forma Metacrine Per Share Value Range
Cumulative aGVHD POS (40% - 80%) and Combined Company WACC (14.0% - 18.0%)
Low End of the Collar (0.282x Exchange Ratio)	$300-$615	$6.30-$12.70

Important Additional Information and Where to Find It

In connection with the proposed Merger, Equillium filed a registration statement on Form S-4 (File No. 333-268024) containing a joint proxy statement/prospectus of Equillium and Metacrine and other documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, EQUILLIUM URGES INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EQUILLIUM, METACRINE AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus and other documents filed by Equillium and Metacrine with the SEC at the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus and Equillium’s other SEC filings are also available on Equillium’s website at www.equilliumbio.com.

Participants in the Solicitation

Equillium and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed Merger. Information regarding Equillium’s directors and executive officers is included in Equillium’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Equillium’s website at www.equilliumbio.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of Equillium’s stockholders generally, are set forth in the joint proxy statement/prospectus filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of Equillium’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to statements relating to the proposed Merger involving Equillium and Metacrine, current expectations, estimates, forecasts and projections of Equillium and Metacrine. Risks that contribute to the uncertain nature of the forward-looking statements include the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction (or waiver) of conditions to the consummation of the proposed Merger, including with respect to the approval of Equillium and Metacrine shareholders; potential delays in consummating the Acquisition; the ability of Equillium to timely and successfully achieve the anticipated benefits of proposed Merger; and Equillium’s ability to execute its plans and strategies. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Equillium’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this Form 8-K speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.
Dated: December 14, 2022
	By:	/s/ Bruce Steel
Bruce Steel
Chief Executive Officer